                                                               AFFILIATED                                                COMMISSION
                                                    TRADE       PRINCIPAL                          PURCHASE  SHARES/PAR     PAID
      FUND NAME           SECURITY DESCRIPTION       DATE      UNDERWRITER      EXECUTING BROKER     PRICE     AMOUNT     PER SHARE
--------------------  ---------------------------  --------  ---------------  -------------------  --------  ----------  ----------
Small Company
   Value Portfolio    American Campus Communities  05/05/09      Wachovia        Merrill Lynch      $ 21.25     19,610      $0.00
Small Company Growth
   Porfolio                  Steel Dynamics        06/03/09      Wachovia        Merrill Lynch      $ 13.50    199,580      $0.00
Strategic Small Cap
   Value                LaSalle Hotel Properties   06/10/09      Wachovia        Raymond James      $14.750      3,550      $0.00
Small Company Growth          Emdeon, Inc.         08/11/09    Wells Fargo    Morgan Stanley Dean   $ 15.50     97,960      $0.00
                                                             Securities, LLC  Witter & Jeffries &
                                                                                  Company, Inc.
Small Company Growth
   and Small Company
   Value                  Talecris Biotherape      09/30/09    Wells Fargo       Morgan Stanley     $ 19.00     94,180      $0.00
                                                             Securities, LLC      Dean Witter
Strategic Small Cap
   Value Fund                  U-Store-It          08/13/09    Wells Fargo       Merrill Lynch      $  5.25     16,950      $0.00